DISCOVERY COMMUNICATIONS REPORTS FULL YEAR AND
FOURTH QUARTER 2013 RESULTS AND ANNOUNCES $1.5 BILLION
INCREASE TO SHARE REPURCHASE PROGRAM

Full Year 2013 Financial Highlights:

•Revenues increased 23% to $5,535 million
•Adjusted OIBDA increased 16% to $2,425 million

•	Net income available to Discovery Communications, Inc. increased 14% to $1,075 million
•Free cash flow increased 14% to $1,170 million

•	Repurchased 18.1 million shares of stock for an aggregate purchase price of $1.3 billion

Silver Spring, Maryland – February 13, 2014: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the full year and fourth quarter ended December 31, 2013.

David Zaslav, Discovery’s President and Chief Executive Officer, said, “Discovery’s strong 2013 results reflect the additional market share we are capturing around the globe as we further invest in our diverse content portfolio and capitalize on the growth opportunities available across the unmatched worldwide distribution platform we have developed.  At the same time, the strength of our balance sheet enabled us to make several strategic investments that complement our existing businesses and further bolster the long-term growth profile of the company, while also providing us with the ability to return significant capital to shareholders.  As we move into 2014, we remain focused on maintaining the financial momentum we have generated consistently over the past several years while further investing in our brands and strategic growth initiatives so we can deliver additional shareholder value moving forward."

Fourth Quarter Results

Fourth quarter revenues of $1,537 million increased $337 million, or 28%, over the fourth quarter a year ago, led by 64% growth at International Networks and 5% growth at U.S. Networks. Adjusted Operating Income Before Depreciation and Amortization(1) (“OIBDA”) increased 21% to $662 million, as International Networks were up 47% and U.S. Networks were up 5%. Excluding newly acquired businesses(2) and foreign currency fluctuations, total Company revenues increased 10% and Adjusted OIBDA increased 12%.

Fourth quarter net income available to Discovery Communications, Inc. of $289 million ($0.81 per diluted share)(3) increased $65 million compared to $224 million ($0.61 per diluted share) for the fourth quarter a year ago, primarily due to the strong operating performance in the current quarter and improved earnings from equity investments partially offset by increased amortization associated with purchase price allocation for the SBS Nordic transaction as well as higher stock based compensation and interest expense. Adjusted Earnings Per Diluted Share(4) ("Adjusted EPS"), which excludes the impact of the amortization of acquisition related intangible assets, was $0.92 per diluted share during the fourth quarter compared with $0.61 per diluted share in the same period a year ago.

(1)	See the full definition of Adjusted Operating Income Before Depreciation and Amortization on page 6.
(2)
Newly acquired businesses include SBS Nordic acquired in April 2013, Switchover Media acquired in December 2012 and a TV station in Dubai acquired in December 2012. See page 13 for reconciliation to results excluding newly acquired businesses.

(3)	All per share amounts are calculated using Net Income Available to Discovery Communications, Inc. stockholders. See table on page 15 for the reconciliation.
(4)	See the full definition of Adjusted Earnings Per Diluted Share on page 6.

Free cash flow was $316 million for the fourth quarter, an increase of $12 million or 4% from the fourth quarter of 2012, primarily due to increased operating performance partially offset by higher content costs, cash taxes and interest payments. Free cash flow is defined as cash provided by operating activities less purchases of property and equipment.

Full Year Results

Full year revenues of $5,535 million were up $1,048 million, or 23%, compared to the full year a year ago, led by 51% growth at International Networks and 7% growth at U.S. Networks. Adjusted OIBDA grew 16% to $2,425 million, driven by a 35% increase at International Networks and a 5% increase at U.S. Networks. Excluding the impact of licensing agreements, newly acquired businesses and foreign currency fluctuations, total company revenues increased 10% and Adjusted OIBDA increased 9%.

Full year net income from continuing operations available to Discovery Communications, Inc. of $1,075 million ($2.97 per diluted share) increased $121 million compared to $954 million ($2.51 per diluted share) for the full year 2012, primarily due to the strong operating performance in the current year and improved earnings from equity investments partially offset by increased amortization associated with purchase price allocation for the SBS Nordic transaction as well as higher tax and interest expense. The current year also included a $92 million gain associated with the consolidation of Discovery Japan and $62 million of losses from hedging activities primarily associated with the acquisition of the SBS Nordic operations. Adjusted EPS was $3.25 per diluted share for the full year compared with $2.51 per diluted share for full year 2012.

Free cash flow was $1,170 million for the full year, an increase of $148 million or 14% from the full year of 2012, primarily due to increased operating performance partially offset by increased content costs as well as higher interest payments and lower working capital.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	Change	2013	2012	Change
Revenues:
U.S. Networks	$740	$703	5%	$2,952	$2,748	7%
International Networks	758	462	64%	2,474	1,637	51%
Education	41	35	17%	114	105	9%
Corporate and Eliminations	(2)	—	NM	(5)	(3)	(67)%
Total Revenues	$1,537	$1,200	28%	$5,535	$4,487	23%

Adjusted OIBDA:
U.S. Networks	$434	$415	5%	$1,708	$1,622	5%
International Networks	295	201	47%	976	721	35%
Education	14	13	8%	27	27	—%
Corporate and Eliminations	(81)	(84)	4%	(286)	(275)	(4)%
Total Adjusted OIBDA	$662	$545	21%	$2,425	$2,095	16%

U.S. Networks

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	Change	2013	2012	Change
Revenues:
Distribution	$309	$288	7%	$1,294	$1,222	6%
Advertising	411	397	4%	1,576	1,456	8%
Other	20	18	11%	82	70	17%
Total Revenues	$740	$703	5%	$2,952	$2,748	7%
Adjusted OIBDA	$434	$415	5%	$1,708	$1,622	5%
Adjusted OIBDA Margin	59%	59%		58%	59%

Fourth Quarter Results

U.S. Networks’ revenues in the fourth quarter of 2013 were up 5% to $740 million, mostly driven by distribution and advertising revenue growth. Distribution revenue increased 7% due to additional revenues from licensing agreements and higher rates as well as from subscriber growth, primarily from networks carried on the digital tier. Advertising revenue increased 4% mainly due to increased pricing. Excluding the impact of licensing agreements, distribution revenues increased 5% and total revenues increased 4% over the prior year's quarter.

Adjusted OIBDA increased 5% to $434 million, primarily reflecting the 5% revenue growth which was more than offset by 6% higher operating expenses, mainly due to increased content amortization and higher content write-offs. Excluding the impact of licensing agreements and content write-offs, Adjusted OIBDA grew 5% over last year's fourth quarter.

Full Year Results

U.S. Networks’ revenues for the full year of 2013 increased 7% to $2,952 million, primarily driven by advertising and distribution revenue growth. Advertising revenue increased 8% mainly due to higher delivery and increased pricing. Distribution revenue increased 6% due to higher rates and subscriber growth, primarily from networks carried on the digital tier, as well as additional revenues from licensing agreements. Excluding the impact of licensing agreements, distribution revenues increased 5% and total revenues increased 7% over the prior year.

Adjusted OIBDA increased 5% to $1,708 million, primarily reflecting the 7% revenue growth which was more than offset by 10% higher operating expenses, mainly due to increased content amortization as well as higher personnel expenses and marketing costs. Excluding the impact of licensing agreements, Adjusted OIBDA increased 4% from last year.

International Networks

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	Change	2013	2012	Change
Revenues:
Distribution	$331	$253	31%	$1,242	$984	26%
Advertising	406	185	119%	1,162	580	100%
Other	21	24	(13)%	70	73	(4)%
Total Revenues	$758	$462	64%	$2,474	$1,637	51%
Adjusted OIBDA	$295	$201	47%	$976	$721	35%
Adjusted OIBDA Margin	39%	44%		39%	44%

Fourth Quarter Results

International Networks’ revenues for the fourth quarter increased 64% to $758 million, as advertising revenues were up 119% and distribution revenues were up 31%. Excluding newly acquired businesses and foreign currency fluctuations, total revenues were up 18%. Advertising revenues, excluding newly acquired businesses, were up 26% in local currency terms, primarily due to increased viewership and higher pricing, particularly in Western Europe and Latin America. Distribution revenues, excluding newly acquired businesses, grew 16% in local currency terms mainly from increased subscribers, most notably in Latin America, Central and Eastern Europe and Asia Pacific, and from higher rates, particularly in Latin America, as well as from additional contributions due to the consolidation of Discovery Japan.

Adjusted OIBDA increased 47% to $295 million on a reported basis and was up 21% excluding newly acquired businesses and foreign currency fluctuations, reflecting the 18% revenue growth partially offset by a 14% increase in operating expenses. The higher operating expenses were primarily due to increased content amortization, personnel costs and marketing expense as well as costs related to consolidating Discovery Japan.

Full Year Results

International Networks’ revenues for the full year 2013 increased 51% to $2,474 million, as advertising revenues were up 100% and distribution revenues were up 26%. Excluding newly acquired businesses and foreign currency fluctuations, total revenues were up 16%. Advertising revenues, excluding newly acquired businesses, were up 23% in local currency terms, primarily due to increased viewership and higher pricing particularly in Western Europe and Latin America. Distribution revenues, excluding newly acquired businesses, in local currency terms grew 15% mainly from increased subscribers and higher rates, most notably in Latin America, as well as from additional contributions due to the consolidation of Discovery Japan.

Adjusted OIBDA increased 35% to $976 million on a reported basis and increased 16% excluding newly acquired businesses and foreign currency fluctuations, reflecting the 16% revenue growth offset by a 16% increase in operating expenses. The higher operating expenses were mostly due to increased content amortization, personnel costs and marketing expense as well as costs related to consolidating Discovery Japan.

Education

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	Change	2013	2012	Change
Revenues	$41	$35	17%	$114	$105	9%
Adjusted OIBDA	$14	$13	8%	$27	$27	—%
Adjusted OIBDA Margin	34%	37%		24%	26%

Fourth Quarter Results

Education revenues for the fourth quarter increased by $6 million and Adjusted OIBDA increased by $1 million compared to the fourth quarter of 2012 primarily due to higher assessment and subscription revenues as well as from additional revenues due to a business combination, partially offset by investment in new products.

Full Year Results

For the full year of 2013 Education revenues increased by $9 million and Adjusted OIBDA was flat compared to the full year of 2012, mainly reflecting higher digital textbook sales, increased professional development fees and additional revenues from a business combination, offset by investment in new products.

Corporate and Eliminations

Adjusted OIBDA increased $3 million when compared to the fourth quarter a year ago, mostly due to lower strategic transaction costs, primarily associated with the acquisition of the SBS Nordic operations. Adjusted OIBDA decreased $11 million compared to full year 2012, primarily due to higher personnel costs as well as higher professional fees in the current year.

STOCK REPURCHASE

During the quarter, the Company, pursuant to its existing stock repurchase program, repurchased 4.3 million shares of its Series C common stock for an aggregate purchase price of $336 million at an average price of $78.02 per share. For the full year 2013 the Company repurchased a total of 18.08 million shares of stock for an aggregate purchase price of approximately $1,305 million, including 13.29 million shares of its Series C common stock at an average price of $74.23 per share under the Company's stock repurchase plan, 0.79 million shares of its Series A common stock at an average price of $79.11 per share under the Company's stock repurchase plan and 4.00 million shares of Series C convertible preferred stock purchased from Advance Programming Holdings, LLC at $64.10 per share outside of the Company's stock repurchase plan.

The Company has repurchased 70.19 million shares of Series C common stock and 2.77 million shares of its Series A common stock under its stock repurchase program to date at an aggregate purchase price of approximately $3.5 billion. In aggregate, including the 17.73 million preferred shares acquired from Advance/Newhouse Programming Partnership and from Advance Programming Holdings, LLC, the Company has repurchased 21% of its outstanding shares since buyback activity was authorized in 2010.

The Company's Board of Directors has approved a $1.5 billion increase to the existing stock repurchase program, taking the total authorization to $5.5 billion. Under the stock repurchase program, management is authorized to purchase shares from time to time through open market purchases at prevailing prices or privately negotiated purchases subject to market conditions and other factors.

OTHER ITEMS

On January 21, 2014, the Company entered into an agreement to increase its stake in Eurosport International from 20% to 51% through an extension of its strategic partnership with TF1 Group for a net purchase price of approximately $340 million. The transaction is expected to close in the second quarter of 2014, subject to the satisfaction of customary closing conditions.

FULL YEAR 2014 OUTLOOK

For the full year ending December 31, 2014, Discovery Communications, Inc. expects total revenue between $6.45 billion and $6.625 billion, Adjusted OIBDA between $2.6 billion and $2.725 billion, and net income available to Discovery Communications, Inc. between $1.2 billion and $1.3 billion. Our outlook incorporates current foreign exchange rates for revenues and expenses, the current share price for mark-to-market equity-based compensation calculations, and assumes that the Eurosport transaction closes during the second quarter of 2014.

NON-GAAP FINANCIAL MEASURES

Adjusted OIBDA, Adjusted Earnings Per Share and Free Cash Flow
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted EPS and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market equity-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) certain impairment charges, and (vi) gains and losses on business and asset dispositions. The Company uses this measure to assess operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market equity-based compensation, exit and restructuring charges, certain impairment charges, and gains and losses on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility. The Company also excludes depreciation of fixed assets and amortization of intangible assets and deferred launch incentives, as these amounts do not represent cash payments in the current reporting period.

The company defines Adjusted EPS as earnings excluding the impact of amortization of acquisition-related intangible assets per diluted share.  The Company believes Adjusted EPS is relevant to investors because it allows them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets that impact the comparability of results from period to period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA, Adjusted EPS and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 12 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 8:30 a.m. ET to discuss its fourth quarter results. To listen to the call, visit http://discoverycommunications.com or dial 1-877-280-4962 inside the U.S. and 1-857-244-7319 outside of the U.S., using the following passcode: 81468203.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K/A filed with the SEC on February 19, 2013. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in our brands, strategic growth initiatives, plans for stock repurchases, the anticipated closing of our investment in Eurosport and the full year 2014 outlook. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Corporate Communications	Investor Relations
Michelle Russo (240) 662-2901	Craig Felenstein (212) 548-5109
michelle_russo@discovery.com	craig_felenstein@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues:
Distribution	$640	$541	$2,536	$2,206
Advertising	817	582	2,739	2,037
Other	80	77	260	244
Total revenues	1,537	1,200	5,535	4,487
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	475	328	1,689	1,218
Selling, general and administrative	450	359	1,575	1,291
Depreciation and amortization	86	30	276	117
Restructuring charges	5	2	16	6
Gain on disposition	—	—	(19)	—
Total costs and expenses	1,016	719	3,537	2,632
Operating income	521	481	1,998	1,855
Interest expense	(78)	(64)	(306)	(248)
Income (loss) from equity investees, net	27	(10)	18	(86)
Other (expense) income, net	(11)	(2)	26	(3)
Income from continuing operations before income taxes	459	405	1,736	1,518
Provision for income taxes	(169)	(181)	(659)	(562)
Income from continuing operations, net of taxes	290	224	1,077	956
Loss from discontinued operations, net of taxes	—	—	—	(11)
Net income	290	224	1,077	945
Net income attributable to noncontrolling interests	—	—	(1)	(2)
Net income attributable to redeemable noncontrolling interests	(1)	—	(1)	—
Net income available to Discovery Communications, Inc.	$289	$224	$1,075	$943

Basic earnings per share available to Discovery Communications, Inc. stockholders:
Continuing operations	$0.82	$0.61	$3.01	$2.54
Discontinued operations	$—	$—	$—	$(0.03)
Net income	$0.82	$0.61	$3.01	$2.51
Diluted earnings per share available to Discovery Communications, Inc. stockholders:
Continuing operations	$0.81	$0.61	$2.97	$2.51
Discontinued operations	$—	$—	$—	$(0.03)
Net income	$0.81	$0.61	$2.97	$2.48
Weighted average shares outstanding:
Basic	351	366	357	376
Diluted	354	369	361	380

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$408	$1,201
Receivables, net	1,371	1,130
Content rights, net	277	122
Deferred income taxes	73	74
Prepaid expenses and other current assets	281	203
Total current assets	2,410	2,730

Noncurrent content rights, net	1,883	1,555
Property and equipment, net	514	388
Goodwill	7,341	6,399
Intangible assets, net	1,565	611
Equity method investments	1,087	1,095
Other noncurrent assets	179	152
Total assets	$14,979	$12,930

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$141	$71
Accrued liabilities	992	721
Deferred revenues	144	123
Current portion of debt	17	31
Total current liabilities	1,294	946

Noncurrent portion of debt	6,482	5,212
Deferred income taxes	637	272
Other noncurrent liabilities	333	207
Total liabilities	8,746	6,637

Redeemable noncontrolling interests	36	—

Equity:
Preferred stock	2	2
Common stock	3	3
Additional paid-in capital	6,826	6,689
Treasury stock, at cost	(3,531)	(2,482)
Retained earnings	2,892	2,075
Accumulated other comprehensive income	4	4
Total Discovery Communications, Inc. stockholders’ equity	6,196	6,291
Noncontrolling interests	1	2
Total equity	6,197	6,293
Total liabilities and equity	$14,979	$12,930

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Twelve Months Ended December 31,
	2013	2012
Operating Activities
Net income	$1,077	$945
Adjustments to reconcile net income to cash provided by operating activities:
Equity-based compensation expense	190	154
Depreciation and amortization	276	117
Content amortization and impairment expense	1,190	865
(Gain) loss on disposition	(19)	6
Remeasurement gain on previously held equity interest	(92)	—
Equity in (earnings) losses and distributions from investments	(4)	106
Deferred income tax expense (benefit)	83	(70)
Launch amortization expense	18	20
Loss from hedging instruments, net	55	—
Other, net	32	12
Changes in operating assets and liabilities:
Receivables, net	(120)	(59)
Content rights	(1,426)	(1,091)
Accounts payable and accrued liabilities	106	171
Equity-based compensation liabilities	(64)	(45)
Income tax receivable	(5)	(11)
Other, net	(12)	(21)
Cash provided by operating activities	1,285	1,099

Investing Activities
Purchases of property and equipment	(115)	(77)
Business acquisitions, net of cash acquired	(1,861)	(149)
Hedging instruments, net	(55)	—
Proceeds from disposition	28	—
Distributions from equity method investees	47	17
Investments in and advances to equity method investees, net	(28)	(404)
Other investing activities, net	(3)	(30)
Cash used in investing activities	(1,987)	(643)

Financing Activities
Borrowings from long-term debt, net of discount and issuance costs	1,186	981
Principal repayments of capital lease obligations	(32)	(22)
Repurchases of common stock	(1,049)	(1,380)
Repurchases of preferred stock	(256)	—
Cash proceeds from equity-based plans, net	73	119
Other financing activities, net	(7)	(3)
Cash used in financing activities	(85)	(305)

Effect of exchange rate changes on cash and cash equivalents	(6)	2

Net change in cash and cash equivalents	(793)	153
Cash and cash equivalents, beginning of period	1,201	1,048
Cash and cash equivalents, end of period	$408	$1,201

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended December 31, 2013
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (a)	Operating Income
U.S. Networks	$434	$(3)	$(1)	$—	$(1)	$429
International Networks	295	(67)	(3)	—	(3)	222
Education	14	(1)	—	—	—	13
Corporate and Eliminations	(81)	(15)	—	(46)	(1)	(143)
Total	$662	$(86)	$(4)	$(46)	$(5)	$521

	Three Months Ended December 31, 2012
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (a)	Operating Income
U.S. Networks	$415	$(4)	$(2)	$—	$(1)	$408
International Networks	201	(13)	(3)	—	—	185
Education	13	(1)	—	—	—	12
Corporate and Eliminations	(84)	(12)	—	(27)	(1)	(124)
Total	$545	$(30)	$(5)	$(27)	$(2)	$481

(a)	For the three months ended December 31, 2013 amount represents restructuring charges of $5 million. For the three months ended December 31, 2012 amount represents restructuring charges of $2 million.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; amounts in millions)

	Twelve Months Ended December 31, 2013
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Stock-Based Compensation	Other (a)	Operating Income
U.S. Networks	$1,708	$(11)	$(7)	$—	$15	$1,705
International Networks	976	(205)	(11)	—	(11)	749
Education	27	(3)	—	—	—	24
Corporate and Eliminations	(286)	(57)	—	(136)	(1)	(480)
Total	$2,425	$(276)	$(18)	$(136)	$3	$1,998

	Twelve Months Ended December 31, 2012
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Stock-Based Compensation	Other (a)	Operating Income
U.S. Networks	$1,622	$(13)	$(9)	$—	$(3)	$1,597
International Networks	721	(47)	(11)	—	(1)	662
Education	27	(2)	—	—	—	25
Corporate and Eliminations	(275)	(55)	—	(97)	(2)	(429)
Total	$2,095	$(117)	$(20)	$(97)	$(6)	$1,855

(a)
For the twelve months ended December 31, 2013 amount represents a $19 million gain recognized from the disposition of Petfinder partially offset by restructuring charges of $16 million. For the twelve months ended December 31, 2012 amount represents restructuring charges of $6 million.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NEWLY ACQUIRED BUSINESSES(1)
(unaudited; amounts in millions)

	Three months ended December 31,
	2013	2013	2013	2012
	International Networks As Reported	Newly Acquired Businesses	International Networks Ex- Acquisitions	International Networks As Reported	% Change
Revenues:
Distribution	$331	$45	$286	$253	13%
Advertising	406	175	$231	185	25%
Other	21	3	$18	24	(25)%
Total Revenues	$758	$223	$535	$462	16%
Adjusted OIBDA	$295	$54	$241	$201	20%

	Three months ended December 31,
	2013	2013	2013	2012
	Total Company As Reported	Newly Acquired Businesses	Total Company Ex- Acquisitions	Total Company As Reported	% Change
Revenues:
Distribution	$640	$45	$595	$541	10%
Advertising	817	175	$642	582	10%
Other	80	3	$77	77	—%
Total Revenues	$1,537	$223	$1,314	$1,200	10%
Adjusted OIBDA	$662	$54	$608	$545	12%

	Twelve months ended December 31,
	2013	2013	2013	2012
	International Networks As Reported	Newly Acquired Businesses	International Networks Ex- Acquisitions	International Networks As Reported	% Change
Revenues:
Distribution	$1,242	$133	$1,109	$984	13%
Advertising	1,162	455	$707	580	22%
Other	70	15	$55	73	(25)%
Total Revenues	$2,474	$603	$1,871	$1,637	14%
Adjusted OIBDA	$976	$135	$841	$721	17%

	Twelve months ended December 31,
	2013	2013	2013	2012
	Total Company As Reported	Newly Acquired Businesses	Total Company Ex- Acquisitions	Total Company As Reported	% Change
Revenues:
Distribution	$2,536	$133	$2,403	$2,206	9%
Advertising	2,739	455	$2,284	2,037	12%
Other	260	15	$245	244	—%
Total Revenues	$5,535	$603	$4,932	$4,487	10%
Adjusted OIBDA	$2,425	$135	$2,290	$2,095	9%

(1)
Newly acquired businesses include SBS Nordic acquired in April 2013, Switchover Media acquired in December 2012 and a TV station in Dubai acquired in December 2012. Note that this reconciliation does not take into account other one-time items such as foreign exchange and licensing revenues.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited; in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	Change	2013	2012	Change
Cash provided by operating activities	$355	$328	$27	$1,285	$1,099	$186
Purchases of property and equipment	(39)	(24)	(15)	(115)	(77)	(38)
Free cash flow	$316	$304	$12	$1,170	$1,022	$148

RECONCILIATION OF 2014 OUTLOOK TO GAAP MEASURES

	Full Year 2014
Net income available to Discovery Communications, Inc.	$1,200	To	$1,300
Interest expense, net	375	To	365
Depreciation and amortization	330	To	320
Other expense, including amortization of deferred launch incentives, mark-to-market equity-based compensation, asset impairment, exit and restructuring costs, gains (losses) on business disposition, gains (losses) on sale of securities, equity earnings (losses) in unconsolidated affiliates, unrealized and realized gains (losses) from derivatives, income tax expense, net loss (income) attributable to noncontrolling interests, and stock dividends to preferred interests	695	To	740
Adjusted OIBDA	$2,600	To	$2,725

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited; in millions)

NET INCOME AVAILABLE TO DISCOVERY COMMUNICATIONS, INC. STOCKHOLDERS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Income from continuing operations, net of taxes	$290	$224	$1,077	$956
Net income attributable to noncontrolling interests	—	—	(1)	(2)
Net income attributable to redeemable noncontrolling interests	(1)	—	(1)	—
Net income from continuing operations available to Discovery Communications, Inc.	289	224	1,075	954
Loss from discontinued operations, net of taxes	—	—	—	(11)
Net income available to Discovery Communications, Inc.	289	224	1,075	943
Redeemable noncontrolling interest adjustments of redemption value to floor	(1)	—	(2)	—
Net income available to Discovery Communications, Inc. stockholders	$288	$224	$1,073	$943

CALCULATION OF ADJUSTED EARNINGS PER DILUTED SHARE

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	Change	2013	2012	Change
Diluted earnings per share from continuing operations available to Discovery Communications, Inc. stockholders	$0.81	$0.61	$0.20	$2.97	$2.51	$0.46
Amortization of acquisition-related intangible assets, net of tax	0.11	—	0.11	0.28	—	0.28
Adjusted earnings per diluted share	$0.92	$0.61	$0.31	$3.25	$2.51	$0.74

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

BORROWINGS
December 31, 2013
3.70% Senior Notes, semi-annual interest, due June 2015	$850
5.625% Senior Notes, semi-annual interest, due August 2019	500
5.05% Senior Notes, semi-annual interest, due June 2020	1,300
4.375% Senior Notes, semi-annual interest, due June 2021	650
3.30% Senior Notes, semi-annual interest, due May 2022	500
3.25% Senior Notes, semi-annual interest, due April 2023	350
6.35% Senior Notes, semi-annual interest, due June 2040	850
4.95% Senior Notes, semi-annual interest, due May 2042	500
4.875% Senior Notes, semi-annual interest, due April 2043	850
Capital lease obligations	165
Total debt	6,515
Unamortized discount	(16)
Debt, net	6,499
Current portion of debt	(17)
Noncurrent portion of debt	$6,482

EQUITY-BASED COMPENSATION
	December 31, 2013
Long-Term Incentive Plans	Total Units Outstanding (in millions)	Weighted Average Grant Price	Vested Units Outstanding (in millions)	Weighted Average Grant Price
Unit Awards	1.6	$38.46	—	$—
Stock Appreciation Rights	3.2	55.20	—	—
Stock Options	7.6	36.47	4.7	26.08
Performance-based Restricted Stock Units	1.6	43.12	0.3	32.39
Service-based Restricted Stock Units	0.8	52.15	—	—
Total Equity-based Compensation Plans	14.8	$42.30	5.0	$26.46

SHARE COUNT ROLL FORWARD	Common	Preferred	Total
(Basic shares, in millions)
Total shares outstanding as of December 31, 2012	245.17	119.05	364.22
Shares repurchased	(14.08)	(4.00)	(18.08)
Shares issued – equity-based compensation	2.65	—	2.65
Conversion of shares	0.55	(0.55)	—
Total shares outstanding as of December 31, 2013	234.29	114.50	348.79